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                                                                     EXHIBIT 5.1

                                PERKINS COIE LLP

              A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
          1201 THIRD AVENUE, SUITE 4800, SEATTLE, WASHINGTON 98101-3099
                 TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500

                                  July 18, 2000

Ostex International, Inc.
2203 Airport Way South, Suite 400
Seattle, Washington  98134

     Re: Registration Statement on Form S-8 of Shares of Common Stock, Par Value $0.01 Per Share, of Ostex International, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Ostex International, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company is filing with the Securities and Exchange Commission with respect to up to 1,000,000 shares of Common Stock, par value $0.01 per share, which may be issued as follows: (a) up to 750,000 shares under the Company's Amended and Restated 1994 Stock Option Plan and (b) up to 250,000 shares under the Company's Amended and Restated Directors' Nonqualified Stock Option Plan (collectively, the "Plans").

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based on and subject to the foregoing, we are of the opinion that any original issuance shares that may be issued under the Plans have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such shares, the issuance thereof by the Company in accordance with the terms of the Plans and the receipt of consideration therefor in accordance with the terms of the Plans, such shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                 Very truly yours,

                                 /s/ Perkins Coie LLP